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                                                                      Exhibit 5
                          GARDNER, CARTON & DOUGLAS

                           SUITE 3400-QUAKER TOWER

                            321 NORTH CLARK STREET

                        CHICAGO, ILLINOIS  60610-4795

                                (312) 644-3000

                                TELEX: 25-3626

                          TELECOPIER: (312) 644-3381


                                 May 10, 1994

SPX Corporation
700 Terrace Point Drive
Muskegon, Michigan 49443

        Re:     SPX Corporation
                Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to SPX Corporation, a Delaware corporation (the "Issuer"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of $260,000,000 principal amount of Senior Subordinated Notes due 2002 of the Issuer (the "Securities"), pursuant to the Registration Statement (the "Registration Statement") on Form S-3 (Registration No. 33-52833). The Securities are to be issued under an indenture (the "Indenture") between the Issuer and The Bank of New York, as trustee (the "Trustee").

        In connection with this opinion, we have examined into the corporate organization of the Issuer and the proceedings taken to date by the Issuer for the sale of the Securities. Our examination has extended to all statutes, instruments, agreements, forms of agreements, resolutions, charter documents, certificates and records which we have deemed necessary of examination for purposes of this opinion.

        With respect to all documents examined by us, we have assumed that (i) all signatures on documents are genuine, (ii) all documents submitted to us as originals are authentic and (iii) all documents submitted to us as copies conform to the originals of those documents. With respect to matters of fact necessary to provide the opinions expressed herein, we have obtained or been furnished with, and have relied upon, such certificates and assurances from officers and other representatives of the Issuer and public officials as we have deemed necessary or appropriate for purposes of this opinion.



























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SPX CORPORATION
May 10, 1994
Page 2


        We have assumed for purposes of this opinion that the Indenture, the Securities included in the Indenture and the Purchase Agreement (the "Purchase Agreement") to be entered into by and among the Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson Lufkin & Jenrette Securities Corporation and Wertheim Schroder & Co. Incorporated (the "Underwriters") will, when executed, be substantially similar to the forms thereof which have been or are being filed as exhibits to the Registration Statement.

        Members of this firm are admitted to practice in the State of Illinois and we express no opinion as to the laws of any other jurisdiction other than the corporate laws of the State of Delaware and the laws of the United States of America.

        Based upon our examination as aforesaid and subject to the assumptions set forth above, we are of the opinion that when (i) the Registration Statement, as finally amended, has become effective; (ii) the appropriate officers of the Issuer have adopted resolutions and taken all such other additional action as may be necessary to establish and approve the terms of the Securities; (iii) the Indenture is duly executed and delivered by the Issuer and the Trustee; (iv) the Purchase Agreement is duly executed and delivered by the Issuer and the Underwriters; and (v) the Securities are duly executed, authenticated and delivered to the Underwriters upon payment of the agreed-upon consideration therefor, the Securities will be validly issued and binding obligations of the Issuer entitled to the benefits provided by the Indenture, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally, and general principles of equity (whether considered in a proceeding at law or in equity).

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement and related Prospectus under the caption "Legal Matters." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,